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                                                                     EXHIBIT 2.1

                              SHOE PAVILION, INC.
                               EXCHANGE AGREEMENT


          THIS EXCHANGE AGREEMENT is made as of February 23, 1998, by and among Shoe Pavilion, Inc., a Delaware corporation (the "Company"), Shoe Inn, Inc., a Washington corporation ("Shoe Inn"), and Dmitry Beinus the sole holder of common stock of Shoe Inn (the "Shareholder").

                                 R E C I T A L S
          A. The Shareholder holds of record all of the outstanding shares of the common stock of Shoe Inn (the "Shoe Inn Shares"), such common stock being the only outstanding class of shares of Shoe Inn.

          B. The Company is a new corporation formed to exchange or substitute its common stock (the "Company Shares") for Shoe Inn Shares (the "Exchange"), which the Shareholder and the Company will treat as a transaction pursuant to
Section 351 of the Internal Revenue Code of 1986, as amended.

          C. In order to take advantage of various provisions of Delaware corporate law, the Board of Directors of the Company has approved the Exchange. The Board of Directors of Shoe Inn also has approved the Exchange, determined that the Exchange is in the best interests of the Shareholder and has recommended that the Shareholder exchange the Shareholder's Shoe Inn Shares for the Company Shares in accordance with the terms of this Agreement.

          D. The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-1, File No. 333-41877 (the "Registration Statement") pursuant to which the Company intends to register Company Shares under the Securities Act of 1933, as amended (the "Act").

          E. The Company, Shoe Inn and the Shareholder desire to effect the Exchange as of the date that the Commission declares the Registration Statement effective under the Act (the "Effective Date").

                                   AGREEMENT
                                   ---------
          The parties hereby agree as follows:

          1.   Exchange
               --------
               1.1 Exchange of the Shares. Subject to the terms and conditions
                   ----------------------
hereof, the Company will issue to the Shareholder 4,500,000 Company Shares for all of the outstanding Shoe Inn Shares.
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               1.2 Concurrent with the execution of this Agreement, the
Shareholder is delivering to the Company the certificate(s) representing all of the outstanding Shoe Inn Shares, together with duly executed stock power(s) for such certificates.

          2.   Closing Date; Delivery.
               -----------------------

               2.1 Closing Date.
                   ------------
                    (a) The closing of the Exchange shall be held at the offices of Orrick, Herrington & Sutcliffe LLP, 400 Sansome Street, San Francisco, California, at 10:00 a.m. on the Effective Date. If the Effective Date does not occur, this Agreement shall be null and void and the Exchange shall not be consummated.

                    (b) The closing referred to in subsection (a) above is hereinafter referred to as the "Closing" and the date of the Closing is hereinafter referred to as the "Closing Date".


               2.2 Delivery.
                   --------
                    (a) Subject to the terms of this Agreement, at the Closing the Company will deliver to the Shareholder the certificates representing the Company Shares to be received by the Shareholder in the Exchange.

                    (b) Despite anything in this Agreement to the contrary, the rights and obligations of the parties to this Agreement are conditional upon the occurrence of the Closing and are and will be of no force and effect until the occurrence of the Closing. The parties hereto agree that this Agreement may be terminated unilaterally by the Company at any time prior to the Closing on written notice to the other parties hereto.

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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                                             SHOE PAVILION, INC.
                                             a Delaware corporation


                                             By: /s/  Gary Schwartz
                                                ------------------------------
                                             Name:    Gary A. Schwartz
                                             Title:   Vice President and
                                                      Chief Financial Officer


                                             SHOE INN, INC.
                                             a Washington corporation



                                             By: /s/  Dmitry Beinus
                                                -----------------------------
                                             Name:    Dmitry Beinus
                                             Title:   Chairman, President and
                                                      Chief Executive Officer


                                             SHAREHOLDER OF SHOE INN, INC.

                                             /s/ Dmitry Beinus
                                             ---------------------------------
                                                 Dmitry Beinus

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